UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2019 (May 20, 2019)

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification Number)

930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451 (Address of principal executive offices) Tel: (775) 473-4744
(Registrant’s Telephone Number)

Oroplata Resources, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 29, 2019, American Battery Metals Corporation (formerly Oroplata Resources, Inc.) (the “Company”) filed a current report on Form 8-K indicating that the Board of Directors of the Company had approved a change in the Company’s fiscal year end from September 30 to December 31 of each year. After discussions with the Company’s auditors it has been determined that at this point in time the implication of such change will prevent the Company from timely filing its quarterly report on form 10-Q for the period ending March 31, 2019. As such, the Board of Directors unanimously agreed to nullify the previous change in fiscal year and to keep the Company’s fiscal year as September 30. Since the Company has not filed any quarterly reports since the previously announced fiscal year change, the nullification of the prior fiscal year change will not affect any previously filed quarterly reports. The Company intends to readdress the fiscal year change in the future after consultations with our auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION
Date: May 20, 2019
/s/ Douglas Cole
Douglas Cole
Chief Executive Officer